EX-28.d.1.a
EXHIBIT A
INVESTMENT ADVISORY AGREEMENT
BETWEEN
NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS
Effective May 1, 2007
Renewed May 1, 2009*

Funds of the Trust	Advisory Fees
Nationwide Fund Nationwide Growth Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million and more but less than $1 billion
0.55% on assets of $1 billion and more but less than $2 billion
0.525% on assets of $2 billion and more but less than $5 billion
0.50% for assets of $5 billion and more

Nationwide Value Opportunities Fund	0.70% on assets up to $250 million
0.675% on assets of $250 million and more but less than $1 billion
0.65% on assets of $1 billion and more but less than $2 billion
0.625% on assets of $2 billion and more but less than $5 billion
0.60% for assets of $5 billion and more

Nationwide Bond Fund Nationwide Government Bond Fund	0.50% on assets up to $250 million
0.475% on assets of $250 million and more but less than $1 billion
0.45% on assets of $1 billion and more but less than $2 billion
0.425% on assets of $2 billion and more but less than $5 billion
0.40% for assets of $5 billion and more

Nationwide Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

Nationwide S&P 500 Index Fund	0.13% on assets up to $1.5 billion
0.12% on assets of $1.5 billion and more but less than $3 billion
0.11% on assets of $3 billion and more but less than $4.5 billion
0.10% on assets of $4.5 billion and more

Funds of the Trust	Advisory Fees
Nationwide Small Cap Index Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $3 billion 0.18% on assets of $3 billion and more

Nationwide Mid Cap Market Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

Nationwide International Index Fund	0.27% on assets up to $1.5 billion 0.26% on assets of $1.5 billion and more but less than $3 billion 0.25% on assets of $3 billion and more

Nationwide Bond Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

Nationwide Large Cap Value Fund	0.75% on assets up to $100 million 0.70% on assets of $100 million and more

Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets

Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Nationwide Short Duration Bond Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more but less than $1 billion
0.325% on assets of $1 billion and more but less than $3 billion
0.30% on assets of $3 billion and more but less than $5 billion
0.285% on assets of $5 billion and more but less than $10 billion
0.275% for assets of $10 billion and more

Funds of the Trust	Advisory Fees
Nationwide Enhanced Income Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more but less than $1 billion
0.325% on assets of $1 billion and more but less than $3 billion
0.30% on assets of $3 billion and more but less than $5 billion
0.285% on assets of $5 billion and more but less than $10 billion
0.275% for assets of $10 billion and more

Nationwide U.S. Small Cap Value Fund	0.95% of average daily net assets

Nationwide International Value Fund	0.85% of average daily net assets

Nationwide Value Fund	0.65% of average daily net assets

*	As approved by the Board of Trustees at its meeting held on January 16, 2009.
     IN WITNESS WHEREOF, the undersigned Assistant Secretary of the Trust hereto has executed this Exhibit A on the effective date set forth above.

By:	/s/Allan J. Oster
Name:	Allan J. Oster
Title:	Assistant Secretary